Exhibit 99.1

CORONADO BIOSCIENCES RAISES $3,500,000 THROUGH THE PRIVATE PLACEMENT OF RESTRICTED COMMON STOCK

Shares were sold at the closing price on November 6, 2014

Participating in the transaction were DAK Capital and Officers and Directors, Dr. Lindsay A. Rosenwald, Michael S. Weiss and Malcolm Hoenlein

Burlington, Mass., November 7, 2014 – Coronado Biosciences, Inc. (CNDO) announced today that it raised $3,501,750 through the sale of restricted common stock. The shares were priced at the closing price on November 6, 2014. Participating in the financing were DAK Capital, Dr. Lindsay A. Rosenwald, Chairman and CEO of the Company, Michael S. Weiss, Executive Vice Chairman and Malcolm Hoenlein, Director.

About Coronado Biosciences

Coronado Biosciences is a biopharmaceutical company dedicated to investing in, acquiring, developing and commercializing novel pharmaceutical products. The Company’s portfolio currently includes novel immunotherapy agents for the treatment of autoimmune diseases and cancer. As part of its growth strategy, the company plans to leverage its biopharmaceutical business and drug development expertise to acquire rights to, or to finance, innovative pharmaceutical and biotechnology products, technologies and/or companies, using a variety of approaches including licensing, partnerships, joint ventures, direct financings and/or public and private spin-outs. For more information, visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com